UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A


                               AMENDMENT NO. 2 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                   Date of Report
                   (Date of earliest
                   event reported):        June 16, 2001


                               FRESH BRANDS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


Wisconsin                         000-32825                      39-2019963
---------                         ---------                      ----------
(State or other                (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
                  ---------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                                 --------------
                         (Registrant's telephone number)

     The primary purpose of this Amendment No. 2 to Form 8-K/A, dated October 8, 2001, by Fresh Brands, Inc. is to correct certain financial information included in Item 7(a) and 7(b) of Amendment No. 1 to Form 8-K/A filed with the Securities and Exchange Commission on August 30, 2001. Corrections to the unaudited financial statements of Dick's Supermarkets, Inc. and pro forma financial statements of Fresh Brands, Inc. are necessary due to the inadvertent exclusion of certain December 30, 2000 audit adjustments in the financial statements of Dick's Supermarkets, Inc. included in Item 7(a) and 7(b) of Amendment No. 1 to Form 8-K/A. These audit adjustments had an impact on the unaudited financial statements of Dick's Supermarkets, Inc. for quarter ended April 22, 2001 and the pro forma financial statements of Dick's Supermarkets, Inc. for quarter ended April 21, 2001. In addition, this Amendment No. 2 is being filed to correct certain information contained in the Company's Form 10-Q for the quarterly period ended July 14, 2001.

     Item 5.  Other Events.
     ------   -------------

     Note 2 to the Company's quarterly report on Form 10-Q for the quarterly period ended July 14, 2001 included pro forma financial results prepared as if the acquisition of Dick's Supermarkets, Inc. had occurred at the beginning of fiscal 2000. For the 12 and 28 week periods ended July 14, 2001 revenue was listed as $148,100,000 and $334,500,000, respectively. In addition, pro forma net income for the 12 and 28 week periods ended July 14, 2001 was listed as $1,606,000 and $3,071,000, respectively. Pro forma revenues for the 12 and 28 week periods ended July 14, 2001 should have read $145,600,000 and $332,000,000, respectively. Pro forma net income for the 12 and 28 week periods ended July 14, 2001 should have read $1,650,000 and $3,115,000, respectively.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
     ------  ------------------------------------------------------------------

     (a) Financial Statements Of Business Acquired. The following financial statement information of Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) is provided herein:

     Unaudited Financial Statements:

     Condensed Balance Sheets as of April 22, 2001 and December 31, 2000

     Condensed Statements of Income for the quarter ended April 22, 2001 and April 23, 2000

     Condensed Statements of Shareholders' Equity for the quarter ended April 22, 2001 and April 23, 2000

     Condensed Statements of Cash Flows for the quarter ended April 22, 2001 and April 23, 2000

     Notes to Condensed Financial Statements

     (b) Pro Forma Financial Information. The following pro forma financial statement information of the registrant and Dick's Supermarkets, Inc. (formerly Brodbeck Enterprises, Inc.) is provided herein:

     Unaudited Pro Forma Combined Condensed Balance Sheet at April 22, 2001

     Unaudited Pro Forma Combined Condensed Statement of Income for the Quarter Ended April 21, 2001

     Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended December 30, 2000

     Notes to Unaudited Pro Forma Combined Condensed Financial Statements

     (c) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FRESH BRANDS, INC.


Date: October 9, 2001               By: /s/ Armand C. Go
                                       --------------------------------------
                                       Armand C. Go
                                       Vice President, Chief Financial Officer,
                                       Secretary and Treasurer

DICK'S SUPERMARKETS, INC.

CONDENSED BALANCE SHEETS
As of April 22, 2001 and December 31, 2000
-------------------------------------------------------------------------------------------------------
Assets                                                         April 22,              December 31,
                                                                 2001                     2000
                                                              (unaudited)               (audited)
-------------------------------------------------------------------------------------------------------
Current assets:
     Cash and equivalents                                   $     3,543,000          $     1,944,000
     Receivables                                                    747,000                1,016,000
     Inventories                                                  3,877,000                4,219,000
     Other current assets                                           226,000                  388,000
-------------------------------------------------------------------------------------------------------
     Total current assets                                         8,393,000          $     7,567,000
-------------------------------------------------------------------------------------------------------

Cash surrender value of life insurance                            1,880,000                1,867,000
Investments                                                         254,000                  233,000
Other  noncurrent assets                                             13,000                   13,000
Property and equipment, net                                       4,484,000                4,871,000
-------------------------------------------------------------------------------------------------------
Total assets                                                $    15,024,000          $    14,551,000
=======================================================================================================

Liabilities and Shareholders' Investment
-------------------------------------------------------------------------------------------------------
Current liabilities:
     Accounts payable                                       $     6,101,000          $     4,578,000
     Accrued salaries and benefits                                1,476,000                1,836,000
     Accrued insurance                                               52,000                   33,000
     Other accrued liabilities                                      816,000                1,069,000
     Current maturities of long-term debt                         1,092,000                1,092,000
-------------------------------------------------------------------------------------------------------
     Total current liabilities                                    9,537,000                8,608,000
-------------------------------------------------------------------------------------------------------

Long-term debt                                                    3,703,000                4,141,000
Shareholders' investment:
     Common stock                                                     2,000                    2,000
     Additional paid-in capital                                     200,000                  200,000
     Retained earnings                                            1,582,000                1,600,000
-------------------------------------------------------------------------------------------------------
     Total shareholders' investment                               1,784,000                1,802,000
-------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' investment              $    15,024,000          $    14,551,000
=======================================================================================================
See notes to unaudited condensed financial statements

DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENTS OF INCOME
For the quarters ended April 22, 2001 and April 23, 2000
--------------------------------------------------------------------------------
                                                       2001             2000
--------------------------------------------------------------------------------

Net sales                                         $ 30,785,000     $ 30,727,000
Costs and expenses:
     Cost of products sold                          22,223,000       22,252,000
     Operating and
      administrative expenses                        8,244,000        7,985,000

Operating income                                       318,000          490,000

Interest income                                         26,000            7,000
Interest expense                                      (133,000)        (160,000)

Earnings before income taxes                           211,000          337,000

Provision for income taxes                           -                -
--------------------------------------------------------------------------------

Net earnings                                      $    211,000     $    337,000
================================================================================


================================================================================
See notes to unaudited condensed financial statements


DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENTS OF SHAREHOLDERS' INVESTMENT
For the quarters ended April 22, 2001 and April 23, 2000
--------------------------------------------------------------------------------
                                             2001                    2000
-------------------------------------------------------------------------------
                                      Shares      Amount    Shares      Amount
--------------------------------------------------------------------------------
Common Stock
  Beginning of period                  2,280  $     2,000    2,280    $  2,000
--------------------------------------------------------------------------------
  End of period                        2,280  $     2,000    2,280    $  2,000
--------------------------------------------------------------------------------
Additional Paid-in Capital
  Beginning of period                             200,000              200,000
--------------------------------------------------------------------------------
  End of period                                   200,000              200,000
--------------------------------------------------------------------------------
Retained Earnings
  Beginning of period                           1,600,000              297,000
  Net earnings                                    211,000              337,000
  Shareholder Distributions                      (229,000)            (218,000)
--------------------------------------------------------------------------------
  End of period                                 1,582,000              416,000
--------------------------------------------------------------------------------
Shareholders' investment, end of period        $1,784,000            $ 618,000
--------------------------------------------------------------------------------
See notes to unaudited condensed financial statements

DICK'S SUPERMARKETS, INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
For the quarters ended April 22, 2001 and April 23, 2000
---------------------------------------------------------------------------------------------------
                                                                    2001                2000
---------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net earnings                                                  $      211,000      $      337,000
Adjustments to reconcile net earnings to net cash
  provided by operating activities:
   Depreciation and amortization                                     429,000             550,000
   Changes in current assets and liabilities:
     Receivables                                                     269,000             271,000
     Inventories                                                     342,000            (334,000)
     Other current assets                                            162,000             107,000
     Accounts payable                                              1,523,000           1,464,000
     Accrued liabilities                                            (594,000)         (1,319,000)
---------------------------------------------------------------------------------------------------
Net cash flows from operating activities                           2,342,000           1,076,000
---------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Capital expenditures                                              (42,000)           (503,000)
   Other investing activities                                        (34,000)            (30,000)
---------------------------------------------------------------------------------------------------
Net cash flows from investing activities                             (76,000)           (533,000)
---------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Principal payments on long-term debt                             (438,000)           (439,000)
   Shareholder Distributions                                        (229,000)           (218,000)
---------------------------------------------------------------------------------------------------
Net cash flows from financing activities                            (667,000)           (657,000)
---------------------------------------------------------------------------------------------------
Cash and equivalents:
   Net change                                                      1,599,000            (114,000)
   Balance, beginning of period                                    1,944,000             915,000
---------------------------------------------------------------------------------------------------
Balance, end of period                                        $    3,543,000      $      801,000
===================================================================================================
See notes to unaudited condensed financial statements

DICK'S SUPERMARKETS, INC.

Notes to Unaudited Condensed Financial Statements


(1)  Basis of Presentation
     ---------------------

     The financial statements included herein have been prepared by Dick's Supermarkets, Inc. (the "Company" and formerly Brodbeck Enterprises, Inc.) without audit. Although certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. The interim financial statements furnished with this report reflect all adjustments of a normal recurring nature which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2000.


(2)  Provision for Income Taxes
     --------------------------

     The Company and its shareholders have elected, for Federal and state income tax purposes, to be treated as an S Corporation under provisions of the Internal Revenue Code. Accordingly, the Company's taxable income is included in the individual tax returns of its shareholders and no provision for income taxes is included in the accompanying financial statements.

     Since the Company will not be liable for income taxes in the future unless the S Corporation election is terminated, deferred income taxes are the responsibility of the shareholders. In the event the S Corporation election is terminated, deferred income taxes would again be reflected in the accompanying financial statements.

(3)  Sale of the Company
     -------------------

     On April 17, 2001, the shareholders entered into a definitive agreement to sell all of their stock in the Company to Schultz Acquisition Corp., an affiliate of Schultz Sav-O Stores, Inc. (now Fresh Brands, Inc.).

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
-----------------------------------------------------------

The following unaudited pro forma combined condensed balance sheet combines the condensed balance sheet of the registrant as of April 21, 2001 and the condensed balance sheet of Dick's Supermarkets, Inc. as of April 22, 2001. The following unaudited pro forma combined condensed statements of operations combine the consolidated condensed statements of income of the registrant for the year ended December 30, 2000 and for the quarter ended April 21, 2001, with the statements of income of Dick's Supermarkets, Inc. for the year ended December 31, 2000 and the quarter ended April 22, 2001, as if the transaction had occurred beginning January 2, 2000. The pro forma information is based on the historical financial statements of the registrant and Dick's Supermarkets, Inc., giving effect to the transaction under the purchase method of accounting, and assumptions and adjustments in the accompanying notes of the pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet and the pro forma combined condensed statements of income have been prepared by management of the registrant based upon the financial statements of the registrant and Dick's Supermarkets, Inc. for the periods indicated, including an estimated preliminary allocation of the purchase price. The registrant is in the process of determining the fair value of the assets acquired at the date of acquisition. The allocations of the purchase price assigned to the assets acquired and liabilities is based upon preliminary estimates and may be revised when the final fair value allocations are determined, as will the related income tax effects of the pro forma adjustments.

The pro forma net income per common share , the pro forma combined condensed income statements and the pro forma combined condensed balance sheet are presented for informational purposes only and are not necessarily indicative either of what the registrant's actual results would have been after giving effect to the assumptions referred to above or of the registrant's future consolidated financial position or results of operations.

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
As of April 21, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Dick's
                                                      Fresh Brands,      Supermarkets,              Pro Forma
Assets                                                    Inc.               Inc.                  Adjustments         Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and equivalents                             $  24,996,000      $   3,543,000  a       $  (17,869,000)      $  10,670,000
     Receivables                                         12,271,000            747,000                  -               13,018,000
     Inventories                                         24,739,000          3,877,000                  -               28,616,000
     Other current assets                                 5,004,000            226,000                  -                5,230,000
     Deferred income taxes                                4,102,000            -                        -                4,102,000
-----------------------------------------------------------------------------------------------------------------------------------
     Total current assets                                71,112,000          8,393,000          $  (17,869,000)         61,636,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                               -
Goodwill                                                    699,000            -        c           21,871,000          22,570,000
Noncurrent receivable under capital subleases             4,036,000            -                        -                4,036,000
Property under capital leases, net                        2,924,000            -                        -                2,924,000
Cash surrender value of life insurance                      -                1,880,000  b           (1,880,000)            -
Investments                                                 -                  254,000                  -                  254,000
Other  noncurrent assets                                  1,393,000             13,000                  -                1,406,000
Property and equipment, net                              20,493,000          4,484,000  c            3,947,000          28,924,000
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $ 100,657,000      $  15,024,000          $    6,069,000       $ 121,750,000
===================================================================================================================================

Liabilities and Shareholders' Investment
-----------------------------------------------------------------------------------------------------------------------------------
Current liabilities:
     Accounts payable                                 $   24,446,00      $   6,101,000                               $  30,547,000
     Accrued salaries and benefits                        5,064,000          1,476,000                                   6,540,000
     Accrued insurance                                    3,166,000             52,000                                   3,218,000
     Other accrued liabilities                            5,797,000            816,000  e             (424,000)          6,189,000
     Current obligations under capital leases               816,000            -                                           816,000
     Current maturities of long-term debt                   172,000          1,092,000  a             (599,000)            665,000
-----------------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                           39,461,000          9,537,000              (1,023,000)         47,975,000
-----------------------------------------------------------------------------------------------------------------------------------

Long-term obligations under capital leases                8,012,000            -                                         8,012,000
Long-term debt                                            2,616,000          3,703,000  a            9,374,000          15,693,000
Deferred income taxes                                       861,000            -                                           861,000

Shareholders' investment:
     Common stock                                           438,000              2,000  d               (2,000)            438,000
     Additional paid-in capital                          15,183,000            200,000  d             (200,000)         15,183,000
     Retained earnings                                   71,163,000          1,582,000  d           (2,080,000)         70,665,000
     Treasury stock at cost                             (37,077,000)           -                                       (37,077,000)
-----------------------------------------------------------------------------------------------------------------------------------
     Total shareholders' investment                      49,707,000          1,784,000              (2,282,000)         49,209,000
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' investment        $ 100,657,000      $  15,024,000          $    6,069,000       $ 121,750,000
===================================================================================================================================
See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
For quarter ended April 21, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Dick's
                                                      Fresh Brands,      Supermarkets,              Pro Forma
                                                          Inc.               Inc.                  Adjustments         Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                             $ 155,724,000      $  30,785,000          $      -             $ 186,509,000
Costs and expenses:
     Cost of products sold                              129,662,000         22,223,000                 -               151,885,000
     Operating and
      administrative expenses                            23,118,000          8,244,000  f              523,000          31,885,000

Operating income                                          2,944,000            318,000                (523,000)          2,739,000

Interest income                                             388,000             26,000  g             (242,000)            172,000
Interest expense                                           (284,000)          (133,000) h             (139,000)           (556,000)

Earnings before income taxes                              3,048,000            211,000                (904,000)          2,355,000

Provision for income taxes                                1,158,000            -        i             (424,000)            734,000

Net earnings                                          $   1,890,000      $     211,000          $     (480,000)      $   1,621,000
Earnings per share - basic                                    $0.34              $0.04                                       $0.29
===================================================================================================================================
Earnings per share - diluted                                  $0.34              $0.04                                       $0.29
===================================================================================================================================
See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
For fiscal year ended December 30, 2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Dick's
                                                      Fresh Brands,      Supermarkets,              Pro Forma
                                                          Inc.               Inc.                  Adjustments         Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                             $ 502,056,000      $ 106,805,000          $      -             $ 608,861,000
Costs and expenses:
     Cost of products sold                              419,303,000         79,418,000                 -               498,721,000
     Operating and
      administrative expenses                            70,488,000         24,118,000  f            1,700,000          96,306,000

Operating income                                         12,265,000          3,269,000              (1,700,000)         13,834,000

Interest income                                           1,349,000             47,000  g             (788,000)            608,000
Interest expense                                           (852,000)          (477,000) h             (452,000)         (1,781,000)

Earnings before income taxes                             12,762,000          2,839,000              (2,940,000)         12,661,000

Provision for income taxes                                4,849,000            -        i              (38,000)          4,811,000
-----------------------------------------------------------------------------------------------------------------------------------

Net earnings                                          $   7,913,000      $   2,839,000          $   (2,902,000)      $   7,850,000
-----------------------------------------------------------------------------------------------------------------------------------
Earnings per share - basic                                    $1.33              $0.48                                       $1.32
===================================================================================================================================
Earnings per share - diluted                                  $1.33              $0.48                                       $1.32
===================================================================================================================================
See notes to unaudited pro forma combined condensed financial statements

FRESH BRANDS, INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements As of April 21, 2001 and December 30, 2000

(a) The pro forma adjustment primarily represents the purchase price paid for Dick's Supermarkets, Inc. net of approximately $3.7 million used for retirement of debt. The Company paid approximately $30.0 million for Dick's Supermarkets, Inc. The Company used approximately $17.5 million of its own funds and borrowed $12.5 million from its bank revolver to finance the transaction. An additional effect of the cash expenditure was the loss of interest earnings and increased interest expense totaling approximately $380,000.

(b) These adjustments represent assets that would not have been included in the acquisition in accordance with Section 1.4 of the definitive Share Purchase Agreement.

(c) Represents the recording of the Company's preliminary estimates of the tangible assets acquired at fair value.

(d) Represents the elimination of Dick's Supermarkets, Inc.'s ending equity account balances at the date of acquisition and changes to income resulting from pro forma adjustments.

(e) Represents the assumed tax benefit that will be derived from the acquisition as a result of increased depreciation, amortization and interest expenses.

(f) Represents the amortization of goodwill from the Dick's Supermarkets, Inc. acquisition using a 20-year life and additional depreciation on property and equipment resulting from the adjustment to fair value.

(g) Represents interest income that the Company would not have realized had the acquisition occurred at the beginning of each appropriate period. It is assumed that nearly $17.5 million of the Company's own cash was used to fund the acquisition; therefore, these funds would not have been available for short-term investment.

(h) Represents interest expense at approximately 6.0% on assumed borrowing of $12.5 million. Interest expense is reduced for debt with an interest rate of approximately 8.0% paid off at the date of acquisition.

(i) Represents the assumed income tax benefit the Company would have realized due to incremental depreciation, amortization and interest expenses, along with reduced interest income, net of additional tax provided on income at Dick's Supermarkets, Inc.

                                  EXHIBIT INDEX

Exhibit
Number                Description
------                -----------

(2.1) Share Purchase Agreement, dated as of April 17, 2001, by and among Barry J. Brodbeck, Robert J. Brodbeck, Robert J. Brodbeck Children's Trust, Robert J. Brodbeck Descendant's Trust, Barry J. Brodbeck Children's Trust, Barry J. Brodbeck Descendant's Trust, Brodbeck Enterprises, Inc. (now known as Dick's Supermarkets, Inc.) and Schultz Acquisition Corp. [Incorporated by reference to
               Exhibit 2.2 to Fresh Brands, Inc.'s Registration Statement on Form S-4 filed April 24, 2001, as amended by a Form S-4 filed April 27, 2001.]

(23)           Consent of Arthur Andersen LLP